UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

THE BEAR STEARNS COMPANIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York   10179

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:          (212) 272-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 15, 2005, The Bear Stearns Companies Inc. (the “Registrant”) issued a press release announcing financial results for its quarter and fiscal year ended November 30, 2005.

Item 8.01. Other Events.

The Registrant has submitted an Offer of Settlement to the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) to resolve the previously disclosed investigations relating to mutual fund trading. The settlement offer, which was negotiated with the staffs of the SEC and NYSE and will be recommended by them, is subject to approval by the respective regulators. Terms include a payment of $250 million and retention of independent consultants to review aspects of its mutual fund trading and global clearing operations.

The Board of Directors of the Registrant approved an amendment to its share repurchase program to allow the company to purchase up to $1.5 billion in aggregate cost of common stock. The amendment supercedes the previous $1.0 billion authorization.

The Board of Directors of the Registrant declared a regular quarterly cash dividend of 28 cents per share on the outstanding shares of common stock payable January 27, 2006 to stockholders of record on January 17, 2006. Also, the Board of Directors of the Registrant declared regular quarterly dividends on the outstanding shares of Preferred Stock, Series E, F & G all payable January 15, 2006 to stockholders of record on December 30, 2005.

A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit:

(99)	Press Release, dated December 15, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEAR STEARNS COMPANIES INC.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber Controller (Principal Accounting Officer)

Dated:	December 15, 2005

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description
(99)	Press Release, dated December 15, 2005.